As filed with the Securities and Exchange Commission on October 4, 2021
Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Doma Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1956909

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
101 Mission Street, Suite 740 San Francisco, California, 94105 (650) 419-3827 (Address of Principal Executive Offices)
Doma Holdings, Inc. Omnibus Incentive Plan Doma Holdings, Inc. Employee Share Purchase Plan States Title Holdings, Inc. 2019 Equity Incentive Plan

Max Simkoff Chief Executive Officer and Director Doma Holdings, Inc. 101 Mission Street, Suite 740 San Francisco, California 94105 (650) 419-3827
(Telephone number, Including Area Code, of Agent For Service)
Copies to:
Stephen Salmon Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA (650) 752-2000	Eric Watson General Counsel and Secretary Doma Holdings, Inc. 101 Mission Street, Suite 740 San Francisco, California 94105 (650) 419-3827
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, $0.0001 par value per share (“Common Stock”), which consist of Common Stock outstanding and/or reserved for future issuance pursuant to the following Plans:

•Doma Holdings, Inc. Omnibus Incentive Plan	36,740,960	$7.23(2)(4)	$265,637,140.80	$24,624.56
•Doma Holdings, Inc. Employee Stock Purchase Plan	7,348,192	$7.23(2)(4)	$53,127,428.96	$4,924.91
•States Title Holdings, Inc. 2019 Equity Incentive Plan	26,557,136(3)	$0.58(2)(5)	$15,403,139.88	$1,427.87

(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) 70,646,288 shares of Common Stock of Doma Holdings, Inc. (the “Company” or the “Registrant”) of the Registrant that are authorized for issuance pursuant to the plans set forth in this table (collectively, the “Plans”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement any additional shares of Common Stock that may become issuable under the Plans by reason of any share dividend, share split or other similar transaction.

(2)	Rounded up to the nearest penny.
(3)	Represents shares of Common Stock issuable upon the exercise of stock options issued pursuant to the States Title Holdings, Inc. 2019 Equity Incentive Plan (the “2019 Plan”).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock, as reported on The New York Stock Exchange on October 1, 2021.
(5)	Estimated in accordance with Rules 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price of the stock options outstanding under the 2019 Plan.

PART I
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents are incorporated herein by reference:
(a) The Registrant’s Prospectus filed with the Commission on September 8, 2021 pursuant to Rule 424(b)(3) under the Securities Act relating to the Registration Statement on Form S-1/A, as amended (File No. 333-258942), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b) The Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2020 (the “Form 10-K”), as amended and filed with the Commission on May 11, 2021;
(c) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;
(d) The Registrant’s Current Reports on Forms 8-K and 8-K/A, filed with the Commission on January 25, 2021, March 3, 2021, March 4, 2021, March 12, 2021, March 19, 2021, April 21, 2021, May 10, 2021, May 25, 2021, July 20, 2021, July 28, 2021, August 3, 2021, August 12, 2021 (both forms filed on such date), and August 19, 2021 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission); and
(e) The description of the Registrant’s capital stock which is contained in the Prospectus filed pursuant to Rule 424(b)(3) on July 2, 2021, including any amendment or supplements thereto.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 8.2 of the registrant’s certificate of incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the DGCL. The registrant has also entered into indemnification agreements with each of its current directors, executive officers and certain other employees to provide these directors, executive officers and other employees additional contractual assurances regarding the scope of the indemnification set forth in the registrant’s certificate of incorporation and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the registrant for which indemnification is sought.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability.
The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 3, 2021)
4.2	Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on August 3, 2021)
5.1	Opinion of Davis Polk & Wardwell LLP (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Marcum LLP (filed herewith)
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages hereto)
99.1	Doma Holdings, Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.9 of the Registrant’s Current Report on Form 8-K, filed on August 3, 2021)
99.2	Doma Holdings, Inc. 2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Current Report on Form 8-K, filed on August 3, 2021)
99.3	State Title Holdings, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.23 of the Registration Statement on Form S-4 (File No. 333-254470) filed on March 19, 2021)
Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and
(iii)    To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 4th day of October, 2021.

DOMA HOLDINGS, INC.

By:	/s/ Max Simkoff
	Name:	Max Simkoff
	Title:	Chief Executive Officer and Director
POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Doma Holdings, Inc., hereby severally constitute and appoint Max Simkoff, Noaman Ahmad and Eric Watson, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Max Simkoff	Chief Executive Officer and Director (Principal Executive Officer)	October 4, 2021
Max Simkoff

/s/ Noaman Ahmad	Chief Financial Officer (Principal Financial Officer)	October 4, 2021
Noaman Ahmad

/s/ Mike Smith	Chief Accounting Officer (Principal Accounting Officer)	October 4, 2021
Mike Smith

/s/ Sharda Cherwoo	Director	October 4, 2021
Sharda Cherwoo

/s/ Mark D. Ein	Director	October 4, 2021
Mark D. Ein

/s/ Stuart Miller	Director	October 4, 2021
Stuart Miller

/s/ Charles Moldow	Director	October 4, 2021
Charles Moldow

/s/ Karen Richardson	Director	October 4, 2021
Karen Richardson

/s/ Lawrence Summers	Director	October 4, 2021
Lawrence Summers

/s/ Maxine Williams	Director	October 4, 2021
Maxine Williams

/s/ Serena Wolfe	Director	October 4, 2021
Serena Wolfe

/s/ Matthew E. Zames	Director	October 4, 2021
Matthew E. Zames